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                                                                    EXHIBIT 99.1

                             FOR IMMEDIATE RELEASE

             KELLSTROM INDUSTRIES TO ACQUIRE AEROCAR AVIATION CORP.

Sunrise, FL - May 18, 1998 -- Kellstrom Industries, Inc. [NASDAQ: KELL] today announced that it signed a definitive agreement to acquire Aerocar Aviation Corp. and Aerocar Parts Inc., (together "Aerocar"), Florida-based affiliated companies engaged in the sale and leasing of aircraft, aircraft engines and aircraft engine parts. The purchase price is approximately $44 million in cash, a warrant to purchase 250,000 shares of Kellstrom common stock, exercisable at the closing price of Kellstrom common stock on the date this transaction is consummated, plus an additional $5 million payable within a two-year period after closing.

Aerocar, privately owned, is a leading supplier of jet aircraft engines and whole aircraft and a reseller of aircraft engine parts. For the years ended December 31, 1995, 1996 and 1997, Aerocar's revenues approximated $15 million, $22 million and $42 million, respectively. Aerocar's EBITDA (Earnings before Interest, Tax, Depreciation, and Amortization) for the same years (after adjustments for shareholder/manager withdrawals, and one-time extraordinary transactions) was approximately $5.5 million, $9.0 million and $13.3 million, respectively. Based upon Aerocar's historical performance, Kellstrom expects this acquisition to be accretive to earnings, immediately upon closing.

Kellstrom plans to integrate most of Aerocar's operations with those of its KELLCAD Division, which specializes in short-term aircraft and aircraft engine leasing. Management anticipates that the operations and personnel of Aerocar will join Kellstrom's Sunrise, Florida headquarters. Closing of the acquisition is subject to customary closing conditions.

Commenting, Zivi R. Nedivi, Kellstrom's President & CEO, stated, "We have had extensive business dealings with Aerocar's management over the years and we have a great deal of respect for the professional organization they have built. In our opinion, this acquisition is an ideal complement and business-builder for our KELLCAD Division."

Kellstrom's Chairman, Yoav Stern, went on to say, "Since Kellstrom has achieved strong levels of internal growth, we have remained extremely disciplined in our approach to acquisitions. Although we are firm in our price and performance criteria, our approach to acquisitions has been bearing fruit. This is our second transaction in 1998; and one that is highly compatible with our strategic growth plan."

Kellstrom Industries, Inc. is a leader in the airborne equipment segments of the international aviation services after-market. Kellstrom's principal business is the purchasing, overhauling (through subcontractors), reselling and leasing of aircraft, engines and engine parts. The Company is also a leading international after-market reseller of turbo-jet engines and turbo-jet engine parts for helicopters and large cargo transport aircraft. The Company specializes in providing engines and parts for large turbo-fan engines manufactured by CFMI, General Electric, Pratt & Whitney and Rolls Royce. The engine types serviced and supplied by the Company cover the vast majority of the total world jet engine supply. The Company is also an approved supplier to an international customer base including major domestic and international airlines, original equipment manufacturers and engine overhaul shops.

THE COMPANY, FROM TIME TO TIME, MAY DISCUSS FORWARD-LOOKING INFORMATION. THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANY ASSUMPTIONS AND FACTORS, AND ARE SUBJECT TO MANY CONDITIONS, INCLUDING THE COMPANY'S CONTINUING ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED COMPANY, ACQUIRE ADEQUATE INVENTORY AND TO OBTAIN FAVORABLE PRICING FOR SUCH INVENTORY, THE ABILITY TO ARRANGE FOR THE REPAIR OF AIRCRAFT ENGINES BY THIRD-PARTY CONTRACTORS PRIOR TO RESALE OR LEASE, COMPETITIVE PRICING FOR THE COMPANY'S PRODUCTS, CUSTOMER CONCENTRATION, DEMAND FOR THE COMPANY'S PRODUCTS WHICH DEPENDS UPON THE CONDITION OF THE AIRLINE INDUSTRY, ABILITY TO COLLECT RECEIVABLES, GOVERNMENT REGULATION, AND THE EFFECTS OF INCREASED INDEBTEDNESS AS A RESULT OF THE COMPANY'S BUSINESS ACQUISITIONS. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS RELEASE, ALL FORWARD-LOOKING INFORMATION ARE ESTIMATES BY THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT MAY BE BEYOND THE COMPANY'S CONTROL AND MAY CAUSE RESULTS TO DIFFER FROM MANAGEMENT'S CURRENT EXPECTATIONS.

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CONTACT:                     or     KELL'S INVESTOR RELATIONS COUNSEL:
Kellstrom Industries, Inc.          The Equity Group Inc.
Zivi R. Nedivi, Pres. & CEO         Linda Latman (212) 836-9609
Michael W. Wallace, CFO             Bob Goldstein (212) 371-8660
 (954) 845-0427